Exhibit 10.103

                              AMENDED AND RESTATED
               1995 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN
                                       OF
                     AMERICAN PHYSICIANS SERVICE GROUP, INC.
                               A Texas Corporation


                               I. Purpose of Plan

         The purpose of this Amended and Restated 1995 Incentive Stock Option Plan (this "Plan") is to strengthen American Physicians Service Group, Inc. a Texas corporation (the "Corporation"), and its subsidiaries, by providing stock options as a means to attract, retain and motivate corporate personnel. On June 11, 1998, the shareholders of the Corporation approved an amendment increasing the number of shares of Common Stock (as defined below) which may be issued pursuant to Options (as defined below) granted under this Plan from 800,000 to 1,200,000. On June 18, 2001, the shareholders of the Corporation approved an amendment increasing the number of shares of Common Stock which may be issued pursuant to Options granted under this Plan from 1,200,000 to 1,400,000. On June 12, 2002, the shareholders of the Corporation approved an amendment increasing the number of shares of Common Stock which may be issued pursuant to Options granted under this Plan from 1,400,000 to 1,600,000. This Plan was originally adopted on June 13, 1996 and incorporates all amendments through June 12, 2002. Such amendments reflect any revisions automatically incorporated pursuant to the terms of the Plan which require that the provisions of the Plan remain consistent with Rule 16b-3 (as hereinafter defined).

                               II. Administration

         This Plan shall be administered by an administrative body (the "Committee") designated by the Board of Directors of the Corporation (the "Board"). The Board may designate itself as the Committee or appoint two or more non-employee directors to a committee which shall serve as the Committee. The Committee shall be constituted so as to permit the Plan to comply with Rule 16b-3, as currently in effect or as hereinafter modified or amended ("Rule 16b-3"), promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Committee shall have the sole authority to select the persons entitled to receive Options (as defined below) from among those eligible hereunder (the "Optionees") and to establish the number of shares that may be issued under each Option to such persons; provided, however, that, notwithstanding any provision in this Plan to the contrary, the maximum number of shares of common stock, $.10 par value per share of the Corporation (the "Common Stock") that may be subject to Options granted under the Plan to an individual Optionee during any calendar year may not exceed 150,000 (subject to adjustment in the same manner as provided in Article IX hereof to prevent dilution.) The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan to constitute "performance-based" compensation for purposes of section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options that are canceled or repriced. The Committee shall have the power to make all determinations necessary for the administration of the Plan, subject to the restrictions on committee power set forth in Texas law.

                              III. Grant of Options

         The Corporation is authorized to grant incentive stock options ("Incentive Stock Options") as defined in section 422 of the Code and options that are not intended to be Incentive Stock Options (hereafter "Non-Qualified Stock Options" and, together with Incentive Stock Options, the "Options"). Any Option granted under this Plan shall be granted within 10 years form the date this Plan is adopted, or the date this Plan is approved by the shareholders pursuant to Article X, whichever is earlier. No option granted under this Plan shall be exercisable by its terms after the expiration of 10 years from the grant of the Option. Options may be granted only to individuals, (a) who are employees (including officers and directors who are also employees) of the Corporation or any parent or subsidiary corporation (as defined in section 424 of the Code) of the Corporation or (b) who are non-employee directors of the Corporation at the time the Option is granted and who may be granted options hereunder in compliance with Rule 16b-3. Options may be granted to the same individual on more than one occasion.

         Incentive Stock Options may not be granted to persons who own stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation, or of its parent or subsidiary, if any, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the fair market value of the Common Stock subject to such Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of the grant.

         To the extent that the aggregate fair market value of Common Stock (as determined in good faith by the Committee at the time the Incentive Stock Option is granted), with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all incentive stock option plans of the Corporation and any parent or subsidiary corporation) exceeds $100,000, such excess Incentive Stock Options shall be treated as Non-Qualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements which of an Optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Optionee of such determination as soon as practicable after such determination.

                            IV. Stock Subject to Plan

         The aggregate number of shares of Common Stock that may be issued pursuant to Options granted under this Plan shall not exceed 1,600,000 shares of Common Stock (subject to adjustment as provided in Article VIII). Such shares may consist of authorized but unissued shares of Common Stock or previously issued shares of Common stock reacquired by the Corporation. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of this Plan shall cease to be subject to this Plan, but, until termination of this Plan, the Corporation shall at all times make available a sufficient number of shares to meet the requirements of this Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares of Common Stock theretofore subject to such Option may again be subject to an Option granted under this Plan to the extent permitted under Rule 16b-3. The aggregate number of shares which may be issued under this Plan shall be subject to adjustment as provided in Article VIII hereof. Exercise of an Option in any manner shall result in a decrease in the number of shares of Common Stock which may thereafter be available, both for purposes of the Plan and for sale to any one individual, by the number of shares as to which the Option is exercised. Separate stock certificates shall be issued by the Corporation for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Non-Qualified Stock Options.

                              V. Option Agreements

         Each Option shall be evidenced by a written agreement between the Corporation and the Optionee ("Option Agreement") which shall contain such terms and conditions as the Committee deems necessary, including, without limitation, terms and conditions relating to the termination of Options. The terms and conditions of the respective Option Agreements need not be identical. Moreover, an Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a fair market value equal to such option price.

                                VI. Option Price

         The purchase price for a share of Common Stock subject to an Incentive Stock Option granted pursuant to this Plan shall not be less than the fair market value of the Common Stock subject to such Incentive Stock Option at the time such Option is granted. The purchase price for a share of the Common Stock subject to a Non-Qualifying Stock Option granted pursuant to this Plan shall be not less than 100% of the fair market value of the Common Stock subject to such Non-Qualifying Stock Option on the date such Option is granted.

         For all purposes under the Plan, the fair market value of a share of Common Stock on a particular date shall be equal to the average of the high and low sales prices of the Common Stock (i) reported by the National Market System of NASDAQ on that date or (ii) if the Common Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and ask prices of the Common Stock on the most recent date on which the Common Stock was publicly traded. In the event the Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

                          VII. Options Nontransferable

         Incentive Stock Options and all rights granted thereunder shall not be transferable other than by will or the laws of descent and distribution. Non-Qualified Stock Options and all rights granted thereunder shall not be transferable other than by will or the laws of descent and distribution, or upon the express prior written consent of the Committee in each instance. All Incentive Stock Options shall be exercisable during the Optionee's lifetime, only by the Optionee or the Optionee's guardian or legal representative.

                    VIII. Recapitalization or Reorganization

         In the event of a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, an appropriate and proportionate adjustment shall be made in the number of shares of Common Stock for which Options may be granted pursuant to Article IV hereof. A corresponding change shall be made to the number and kind of shares, and the exercise price per share, of unexercised Options.

             IX. Merger, Consolidation or Dissolution of Corporation

         Following the merger of one or more corporations into the Corporation, or any consolidation of the Corporation and one or more corporations in which the Corporation is the surviving corporation, the exercise of Options under this Plan shall apply to the shares of the surviving corporation.

         Not withstanding any other provision of this Plan, all Options under this plan shall terminate on the dissolution or liquidation of the Corporation, or on any merger or consolidation in which the Corporation is not the surviving corporation.

                            X. Effective Date of Plan

         This Plan shall be effective on approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation present or represented and entitled to vote thereon at a duly held shareholder meeting or by unanimous written consent of the shareholders of the Corporation in the manner required by Rule 16b-3.

                      XI. Amendment or Termination of Plan

         The Board in its discretion may terminate this Plan at any time with respect to any shares of Common Stock for which Options have not theretofore been granted. The Board shall have the right to alter or amend this Plan or any part hereof from time to time; provided, that no change in any Option heretofore granted may be made which would impair the rights of the Optionee without the consent of such Optionee; and provided, further, that (i) the Board may not make any alteration or amendment which would decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3 and (ii) the Board may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan, change the class of individuals eligible to receive Options under the Plan or extend the term of the Plan, without the approval of the shareholders of the Corporation.

                         XII. Compliance with Section 16

         With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

                             AMERICAN PHYSICIANS SERVICE GROUP, INC.


                             By: /s/ W.H. Hayes
                             --------------------------------------------------
                             W.H. Hayes
                             Senior Vice President and Secretary